UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
January 31, 2012 (February 1, 2012)

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-34228 (COMMISSION FILE NUMBER)	66-071-6485 (I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue
New York, New York 10171
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously disclosed, on November 17, 2011, voluntary petitions for relief were filed by General Maritime Corporation (the “Company”) and substantially all of its subsidiaries (with the exception of those in Portugal, Russia and Singapore, as well as certain inactive subsidiaries, collectively, the “Debtors”) under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which are being jointly administered under Case No. 11-15285 (MG) (the “Chapter 11 Cases”).

On January 31, 2012, the Debtors filed a Chapter 11 Plan of Reorganization (the “Plan”) and a related Disclosure Statement (the “Disclosure Statement”) with the Bankruptcy Court. Copies of the Plan and the Disclosure Statement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated into this Current Report on Form 8-K by reference. Copies of the Plan and the Disclosure Statement are also publicly available and may be accessed free of charge at the Company’s website located at www.GMRRestructuring.com. The information set forth on the foregoing website shall not be deemed to be part of or incorporated by reference into this Current Report on Form 8-K.

On February 1, 2012, the Company issued a press release announcing the filing of the Plan and the Disclosure Statement with the Bankruptcy Court. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated into this Current Report on Form 8-K by reference.

Among other things, the Plan contemplates a rights offering (the “Rights Offering”) by the Company, as described in the Disclosure Statement and the Plan. In the Rights Offering, eligible holders of general unsecured claims will have the opportunity to purchase up to 17.5% of the new equity of the reorganized Company on an undiluted basis for up to $61.25 million. The Plan provides for a record date of February 8, 2012 for determining generally the holders of general unsecured claims that are eligible to participate in the Rights Offering, although certain additional holders will also be permitted to participate in the Rights Offering as described in the Plan. The Rights Offering will be limited to those holders of general unsecured claims that are either qualified institutional buyers or accredited investors as defined by applicable securities laws.

Information contained in the Plan and the Disclosure Statement is subject to change, whether as a result of amendments to the Plan, actions of third parties, or otherwise, and the Plan is subject to confirmation by the Bankruptcy Court.

Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the applicable Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Debtors and the condition of the Debtors’ books and records, that would enable a hypothetical reasonable investor typical of the holder of claims against or interests in the Debtors to make an informed judgment about the Plan. Accordingly, this filing is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. There can be no assurance that the Bankruptcy Court will approve the Disclosure Statement, that the Debtors’ stakeholders will approve the Plan, or that the Bankruptcy Court will confirm the Plan. The Debtors will emerge from Chapter 11 if and when the Plan receives the requisite approval from holders of claims, an order confirming the Plan is entered by the Bankruptcy Court, and certain conditions to the effectiveness of the Plan, as stated therein, are satisfied.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Chapter 11 Plan of Reorganization, filed January 31, 2012
99.2	Disclosure Statement, filed January 31, 2012
99.3	Press Release dated February 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION
(Registrant)

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Executive Vice President, Treasurer and Secretary

Date: February 1, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Chapter 11 Plan of Reorganization, filed January 31, 2012
99.2	Disclosure Statement, filed January 31, 2012
99.3	Press Release dated February 1, 2012